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                                                                   Exhibit 10.8C

                             FOURTH LEASE ADDENDUM
                             ---------------------

     This Fourth Lease Addendum is entered into as of the 19th day of September, 1995 by and between Commonwealth Westborough Limited Partnership, a Massachusetts limited partnership having an address at c/o J.F. White Properties, Inc., One Gateway Center, Suite 500, Newton, MA 02158, as Landlord, and Banyan Systems Incorporated, a Massachusetts corporation having an address at 120 Flanders Road, Westborough, MA 01581, as Tenant.

     Reference is made to a Lease Agreement dated as of April 21, 1989 by and between CB Westborough C Limited Partnership, as landlord, and Tenant, as tenant, as amended by a Lease Addendum dated December 31, 1991, Second Lease Addendum dated April 1, 1993, and a Third Lease Addendum dated July 22, 1994 (collectively referred to as the Lease).

     The Landlord is successor in interest to the interest of CB Westborough C Limited Partnership as landlord under the Lease.

     Landlord and Tenant desire to amend the Lease.

     NOW, THEREFORE, for one dollar and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

1.  The term of the Lease is extended through and including September 30, 2005.

2. The Premises includes the Original Premises, the Training Premises and the Additional Space, or approximately 79,203 rentable square feet, and constitutes all the rentable square feet in the building known as and numbered 120 Flanders Road, Westborough, Massachusetts.

3. Effective as of October 1, 1995, the Base Rent for the Premises shall be Four Hundred Twenty-Three Thousand Seven Hundred Forty-Four and no/100 ($423,744.00) per annum payable in twelve equal monthly installments of Thirty-Five Thousand Three Hundred Twelve and no/100 Dollars ($35,312.00).

4. Paragraph 3 of the Second Lease Addendum was deleted in the Third Lease Addendum.

5. Paragraph 4 of the Second Lease Addendum is deleted in its entirety and is of no force or effect.

6. All other terms and conditions of the Lease shall remain in full force and effect, except as modified by this Addendum.
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     Executed under seal as of the date first set forth above by the authorized representatives of the parties.

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
BANYAN SYSTEMS INCORPORATED                        COMMONWEALTH WESTBOROUGH LIMITED PARTNERSHIP

By: /s/ Jeffrey D. Glidden                         By: J.F. White Properties, Inc., general
----------------------------                       partner
Jeffrey D. Glidden, Vice President and CFO

                                                   By: /s/ James A. Magliozzi
                                                   -------------------------------
                                                   James A. Magliozzi, President

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